FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934


MERRILL LYNCH DEPOSITOR, INC.
(Exact name of registrant as specified in its charter)


             Delaware                                        13-3891329
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)

       World Financial Center,
         New York, New York                                    10281
(Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered

         Public STEERS (R) Trust               New York Stock Exchange
         Certificates, Series 1998 HLT-1
         (the "Certificates")

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration file number to which this form relates: 333-29015

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.       Description of Registrant's Securities to be Registered.

The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Description of the Trust Certificates"; "Description of the Underlying Securities"; and "United States Federal Income Tax Consequences" in the registrant's preliminary prospectus supplement dated September 24, 1998 (the "Prospectus Supplement"), as amended and supplemented by the prospectus supplement dated October 9, 1998 (the "Supplement to the Prospectus Supplement") and, together with the Prospectus Supplement, the "Prospectus Supplement"), and "Description of the Trust Certificates" in the registrant's prospectus dated September 18, 1997 (the "Prospectus"), which descriptions are incorporated herein by reference. The registrant will file the Prospectus and Prospectus Supplement with the Securities and Exchange Commission (the "SEC") on October 16, 1998 pursuant to Rule 424(b)(5) under the Securities Act of 1933.

This registration form was originally filed with the Securities and Exchange Commission on October 13, 1998 under the Central Index Key (CIK) for Merrill Lynch Depositor, Inc., number 0001040240. This filing is otherwise a duplicate of the original filing.

Item 2.       Exhibits

1. Amended and Restated Certificate of Incorporation of the registrant is set forth as Exhibit 3.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-29015, dated September 17, 1997) (the "Registration Statement") and is incorporated herein by reference.

2. By-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

3. Standard Terms for Trust Agreements dated February 20, 1998 (the "Standard Terms") are set forth as Exhibit 4.1 to the Form 8-K dated February 20, 1998 and filed by the registrant with the SEC on February 27, 1998 and are incorporated herein by reference.

4. Form of Series 1998 HLT-1 Supplement (the "Series Supplement") to the Standard Terms.

5.       Form of the Certificate.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        MERRILL LYNCH DEPOSITOR, INC.


Date:  November 22, 2004                By:  /s/ Stephan Kuppenheimer
                                           -------------------------------------
                                        Name:   Stephan Kuppenheimer
                                        Title:  President


     (R) "STEERS" is a registered service mark of Merrill Lynch & Co., Inc.